UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2018

CORINDUS VASCULAR ROBOTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37406	30-0687898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105 Waltham, MA 02452
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (508) 653-3335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-  2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;   Compensatory Arrangements of Certain Officers.

On June 15, 2018, Corindus Vascular Robotics, Inc. (the “Company”) promoted Douglas Teany, age 46, to Chief Operating Officer of the Company. Mr. Teany joined the Company in March 2016 to serve as the Company’s Senior Vice President of Research & Development and Operations, and in his tenure, accelerated the launch of Corindus’ second generation CorPath GRX System, established a robust product and technology roadmap, and effectively scaled production and operational capabilities. As Chief Operating Officer, Mr. Teany will be responsible for leadership and integration of the Company’s Upstream Product Management, Research & Development, Operations, Quality, and Field Service Engineering functions. Previously, Mr. Teany served as Co-Founder and Partner of East River Consulting Group from August 2015 to March 2016, where he specialized in scaling operations for emerging medical device companies. From February 2004 to July 2015, Mr. Teany held a series of progressive leadership positions at Boston Scientific Corporation, a global medical technology company, culminating in his role as Vice President, Clinical Program Management & Operations from June 2008 to July 2015.

Mr. Teany was not promoted to Chief Operating Officer pursuant to any agreement or understanding between him and any other person. Mr. Teany does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K nor any family relationships reportable under Item 401(d) of Regulation S-K.

In connection with his promotion and in light of his increased responsibilities, the Company's Board of Directors increased Mr. Teany’s annual base salary to $300,000 and his target annual incentive opportunity to 50% of his annual base salary. Pursuant to the terms of an employment agreement entered into between the Company and Mr. Teany on June 15, 2018 (the “Teany Employment Agreement”), Mr. Teany was also granted an option to purchase 500,000 shares of the Company's common stock that (i) has a term of ten years, (ii) vests over four years, with the first 25% of the option vesting on the one-year anniversary of the effective date of the Teany Employment Agreement and the remaining 75% vesting in equal monthly installments over the following three years, (iii) is exercisable at a purchase price per share equal to the closing price of the common stock on NYSE American on the effective date of the Teany Employment Agreement, and (iv) automatically vests in full upon a Change in Control (as defined in the Teany Employment Agreement). Mr. Teany and the Company will also enter into the Company’s standard form of indemnification agreement.

Item 9.01.

Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

99.1	Press Release*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 19, 2018	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ Mark J. Toland
Mark J. Toland
Chief Executive Officer